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                                                                  EXHIBIT (b)(1)

                                                       FORM OF SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT AND THE REGISTRATION OR QUALIFICATION THEREOF UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR THE RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                       _________________________________

                          HIGH ROAD ACQUISITION CORP.

                               SUBORDINATED NOTE

                         DUE                  , 200__

                       _________________________________



$___________________                                       Richland, Mississippi
                                                                          , 2000

     FOR VALUE RECEIVED, High Road Acquisition Corp., a Delaware corporation (the "Maker"), promises to pay to the order of Bernard J. Ebbers or to any Authorized Transferee that becomes the holder of this Note (as hereinafter defined) (such payee or any such Authorized Transferee being hereinafter referred to as a "Holder"), as provided below, at
(or at such other address as any Holder may designate in writing), the sum of
                            dollars ($              ), or such lesser amount as
may be outstanding under this Note from time to time, together with interest on the unpaid principal balance from time to time at the Matching Rate (as defined
below), on the earlier to occur of                , 200_ [two years] or such
earlier date as such amount may become due and payable in accordance with the terms hereof (the "Maturity Date"). Payment for all amounts due hereunder shall be made in lawful money of the United States of America paid at the address or addresses provided above, or in such other form or by such other means as the Maker and any Holder shall agree.

  1.  PAYMENT.   The unpaid principal balance of this Note and accrued interest thereon shall be due and payable in full on the Maturity Date. Interest shall be calculated on a 365 day per year basis at a variable rate of interest equal to the rate of interest which Mr. Bernard J. Ebbers is charged from time to time by Bank of America, N.A. or such other nationally prominent financial institution where Mr. Ebbers has his principal banking relationship for margin loans that are fully collateralized by Worldcom, Inc. common stock (the "Matching Rate"). Interest shall be determined and paid for the actual number of days elapsed (including the first but excluding the last day) during any period and shall be paid monthly, commencing June 30, 2000, with a final interest payment in the amount of all outstanding interest then unpaid being due on the Maturity Date.

       If a payment of principal or interest falls due on a Saturday, Sunday, or any other day on which financial institutions are generally not open for business in Jackson, Mississippi, payment shall be made on the next preceding business day.

     2. PREPAYMENT. Subject to the provisions of Section 3, the Maker may at any time prepay any amount outstanding under this Note, in whole or in part, without notice or penalty. Any prepayment of less than the entire principal amount of this Note (plus all accrued but unpaid interest thereon) shall be applied first to the unpaid interest on the principal amount prepaid, whether or not then due, and then to the unpaid principal hereof.

     3. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Maker's Senior Indebtedness, as hereinafter defined.
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          3.1  Senior Indebtedness.  As used in this Note, the term "Senior
Indebtedness" shall mean the principal of, premium, if any, and unpaid interest (including all interest accruing after the filing of a petition in bankruptcy or the commencement of any insolvency or bankruptcy proceedings with respect to the Maker, whether or not such interest is allowable as a claim in any such proceedings) on the following, whether outstanding at the date hereof or hereafter incurred, together with all charges, fees, costs and expenses required to be paid by the Maker under the terms thereof: (a) any and all obligations of the Maker, including, without limitation, any guarantees by Maker, in connection with the credit facility among KLLM, Inc. and KLLM Transport Services, Inc., as borrowers, the lenders from time to time party thereto, and Bank of America, N.A., as agent, as amended, modified, supplemented and restated from time to time (the "B of A Facility") or subsequent principal credit facility of the Maker and its subsidiaries as a consolidated group (collectively with the B of A Facility, the "KLLM Credit Facility"), (b) all obligations arising under any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies that are incurred specifically to transfer or mitigate any such risks associated with the KLLM Credit Facility, and (c) renewals, extensions and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (a) and (b).

          3.2 Payments. No payment shall be made on principal of, premium, if any, or interest on, or charges, fees, costs, expenses or other amounts whatsoever in connection with the indebtedness evidenced by this Note, or any portion thereof (the "Subordinated Indebtedness") (including, without limitation, any redemption, retirement, purchase, defeasance, prepayment, acquisition or satisfaction of such Subordinated Indebtedness or sinking fund payment in connection therewith) at any time unless (a) the payment is permitted under the terms of the B of A Facility to the extent that any indebtedness or commitments are still outstanding thereunder or (b) if the B of A Facility has been terminated (and all indebtedness paid thereunder) and replaced by a successor KLLM Credit Facility, then to the extent that (i) full payment of all amounts then due and owing (or amounts which with the giving of notice would be due and owing either immediately or with the passage of time) on or under the Senior Indebtedness has been made; and (ii) at the time of such payment, or immediately after giving effect thereto, no default or event of default (excluding any applicable notice or grace periods) shall have occurred and be continuing under the Senior Indebtedness or the documents and agreements governing the Senior Indebtedness.

          3.3 Payment Over of Proceeds Upon Dissolution, Etc. Following the occurrence of any liquidation, dissolution, reorganization or winding-up of the Maker, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Maker or a substantial part of its property, all Senior Indebtedness shall first be paid in full before any payment is made upon any Subordinated Indebtedness, and any payment or distribution of any kind, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding on the same or substantially similar terms as set forth herein), which shall be made upon or in respect of the Subordinated Indebtedness shall be paid to the holders of such Senior Indebtedness, or to any agents or trustees on their behalf (the "Senior Creditors") for application in payment thereof in accordance with the priorities then existing among the Senior Creditors unless and until such Senior Indebtedness shall have been paid or satisfied in full, and the Holder hereby irrevocably authorizes the Senior Creditors, as attorney-in-fact for such Holder, (a) to vote any claim or proof of claim in such proceedings in respect of the Subordinated Indebtedness, (b) to file or prove any claim in such proceedings in respect of the Subordinated Indebtedness, (c) to demand, sue for, collect and receive any such payment or distribution, (d) to apply such payment or distribution to the payment of the then unpaid Senior Indebtedness, in accordance with the priorities then existing among the Senior Creditors, and (e) to take such other action (including acceptance or rejection of any plan of reorganization) in the name of the Holder or of the relevant Senior Creditors as the Senior Creditors, or any of them, may deem necessary or advisable for the enforcement of the provisions hereof; provided, however that the Senior Creditors shall not be authorized under this Section 3 to take any action that releases, reduces or otherwise shall adversely affect the Holder's rights against the Maker arising hereunder or that asserts or acknowledges any right of the Maker or its estate to set off or recoupment against any amount due hereunder or any right to recover from Holder any payments previously made hereunder as preferences or otherwise. The Holder shall execute and deliver such other and further powers of attorney, assignments, proofs of claim or other instruments, and take such other actions, as may be requested by any Senior Creditors in order to enable such to accomplish any of the foregoing, but only with respect to the Holder's capacity as a holder hereof and not in respect of any other relationship between the Holder and the Maker.

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          3.4  Payments Held in Trust.  In the event that, notwithstanding the foregoing, any payment or distribution of the assets of the Maker of any kind or character, whether in cash, property or securities, shall be received by the Holder in respect of any Subordinated Indebtedness before all of the Senior Indebtedness is paid in full in cash and all commitments to lend under the Senior Indebtedness have terminated, in contravention of any provision of this
Section 3, such payment or distribution shall be held in trust for the Senior Creditors and shall forthwith be paid over to the Senior Creditors until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Senior Creditors; provided that Holder shall have no obligation to hold in trust or to pay over to Senior Creditors any payments or distributions received in contravention of this
Section 3 if, at any time after receipt of such payment or distribution all Senior Creditor Defaults (including any Senior Creditor Default resulting from payment of amounts under this Note in violation of the terms and provisions of the Senior Credit Facility) existing at the time of or by virtue of such payment or distribution have been either cured or waived in writing by the Senior Creditors.

          3.5 No Exercise of Remedies. The Holder shall not, without the prior written consent of all of the Senior Creditors so long as any Senior Indebtedness is outstanding, have any right to: (a) accelerate the maturity of the Subordinated Indebtedness as a consequence of any event, circumstance or condition constituting a default in respect thereof (except that if the maturity of all the Senior Indebtedness shall have been accelerated, the Holder may, subject to the terms and conditions of these subordination terms, so accelerate the maturity of the Subordinated Indebtedness in accordance with the terms thereof, provided that if for any reason the acceleration of any Senior Indebtedness shall be rescinded, the acceleration of the maturity of any of the Subordinated Indebtedness shall be automatically rescinded contemporaneously therewith irrespective of any action or failure to act of the Holder), or (b) in any circumstance whatsoever, either (i) institute any proceedings or seek any other remedy allowed at law or in equity to enforce the Subordinated Indebtedness or (ii) transfer or assign any of its rights, title or interest thereto, so long as any Senior Indebtedness is outstanding, except in accordance with Sections 3.7(b) and 3.11 hereof.

          3.6 Rights of Senior Creditors. The Senior Creditors, or any of them, may, at any time, and from time to time, without the consent of or notice to Holder, without incurring responsibility to Holder, without impairing or releasing any of their rights or rewards or any of the obligations of Holder under this Section 3: (a) change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew or otherwise alter the Senior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Indebtedness); (b) sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness; (c) release any person liable in any manner for payment or collection of the Senior Indebtedness; (d) exercise or refrain from exercising any rights against Maker or others, including Holder; and (e) apply any sums received by the Senior Creditors, or any of them, paid by any person and however realized, to payment of the Senior Indebtedness in such a manner as the Senior Creditors, or any of them, in its sole discretion, may deem appropriate.

          3.7 Covenants. Holder covenants that so long as any of the Senior Indebtedness remains outstanding, Holder will: (a) execute any and all other instruments necessary as reasonably required by the Senior Creditors, or any of them, to subordinate the Subordinated Indebtedness to the Senior Indebtedness as herein provided; (b) not assign or transfer to others any Subordinated Indebtedness, this Note or any claim Holder has or may have against Maker as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Section 3; (c) not amend, supplement or otherwise modify the terms of the Subordinated Indebtedness without the express written consent of all Senior Creditors other than to decrease the rate of interest therefor, decrease the amount of any installment or to extend the maturity date thereof; (d) not ask for, take, demand, receive or accept any property as collateral security for the Subordinated Indebtedness; and (e) promptly upon either receipt or delivery, forward to each of the Senior Creditors, a true and complete copy of any material notices or communications either received or delivered with respect to the Subordinated Indebtedness.

          3.8 Amendments and Waivers; Third Party Benefit. The acceptance by any Senior Creditor of partial or delinquent payments or any forbearance, failure or delay by it in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Maker or Holder, or of any right, power or remedy of the Senior Creditors, or any of them; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. No right of any Senior Creditor to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Maker or a Senior Creditor, or by

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any noncompliance by the Maker with any of the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with. The subordination provisions contained herein are for the benefit of all Senior Creditors and their respective successors and assigns. This Section 3 may be amended, canceled or modified only by an instrument in writing executed jointly by Holder and the Senior Creditor against whom enforcement is being sought, and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

          3.9 Undertaking. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions contained in this Section 3 and authorizes the Senior Creditors, or any of them, on his or its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints each of the Senior Creditors as his attorney-in-fact for such purpose.

          3.10 Subrogation to Rights of Holders of Senior Indebtedness. After the indefeasible payment in full of all Senior Indebtedness, the Holder shall be subrogated (equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to Senior Indebtedness of the Maker to the same extent as this Note is subordinated and which is entitled to like rights of subrogation) to the rights of the Senior Creditors to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation, no such payments or distributions to the Senior Creditors by or on behalf of the Maker or by or on behalf of the Holder of the Note by virtue of this Section which otherwise would have been made to the Holder of the Note shall, as between the Maker and the Holder of the Note, be deemed to be payments by the Maker to or on account of Senior Indebtedness; provided that no Senior Creditor shall be deemed to have made any representations or warranties with regard to any rights that may accrue to the Holder pursuant to such rights of subrogation.

          3.11 Non-Transferability of Note. This Note is not negotiable and may be transferred by the Holder only to one or more transferees who agree in writing to be bound by all of the provisions of this Section 3, including, without limitation, transfer restrictions hereunder (any such transferee to whom this Note is transferred in compliance with the provisions of this Note, an "Authorized Transferee"). In addition, each such transfer shall be subject to the prior written consent of the Maker (which consent shall not be unreasonably withheld). With respect to any such authorized transfer, this Note is transferable only by surrender and cancellation of this Note at the principal office of the Maker at 134 Riverview Drive, Richland, Mississippi 39218 or at such other location as shall at such time be the principal office of the Maker, by the Holder in person or by an attorney-in-fact duly authorized in writing. Upon any such authorized transfer a new note, in the name of such Authorized Transferee(s), in substantially the form of this Note and for the aggregate unpaid principal amount hereof, will be issued in exchange hereof.

          3.12 Registered Holder. The Maker, and any agents of the Maker, may deem and treat the Holder as the registered holder hereof, and as the absolute owner of this Note, for the purpose of receiving payment of or on account of the principal of and interest on this Note and neither the Maker nor any such agent shall be affected by any notice to the contrary. The Maker, and any agent of the Maker, may without liability refuse to recognize any assignee or other holder of this Note, other than any Authorized Transferee, as owner of this Note for any and all purposes whatsoever.

     4.  DEFAULT.

          4.1 Events of Default. The following events or actions shall constitute an event of default ("Events of Default"):

          (i) If the Maker shall default in the payment of any installment of interest or principal on the Note for more than 10 days after the same shall have become due and payable; or

          (ii) If the Maker shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Maker in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker or of all or any substantial part of the properties of the Maker, or the Maker or its directors or majority

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stockholders shall take any action providing for the dissolution or liquidation or suspension of the business of the Maker; or

          (iii) If within sixty (60) days after the commencement of any proceeding against the Maker seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Maker or any trustee, receiver or liquidator of the Maker or of all or any substantial part of the properties of the Maker, such appointment shall not have been vacated.

          4.2 Remedies Upon Default. If any Event of Default shall occur, subject to the provisions of Section 3 hereof, the holder of the Note may, by written notice to the Maker, declare the principal amount of the Note to be due and payable. Subject to the foregoing and subject to the provisions of Section 3 hereof, thereafter, the holder of such accelerated Note may proceed to protect and enforce its rights under the Note by a suit in equity, action at law or other appropriate proceeding whether for the specific performance of any agreements contained herein or for an injunction against a violation of any of the terms or provisions hereof; or in aid of the exercise of any power granted hereby or at law; provided, however, that any sums otherwise payable to or collectible by the Holder shall be subject to the subordination provisions of
Section 3 hereof, and be held for the benefit of holders of Senior Indebtedness as provided therein. No right shall operate as a waiver thereof or otherwise prejudice the rights of such Holder and no consent or waiver shall extend beyond the particular case and purpose involved. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     5. WAIVER PROVISIONS/COSTS. Maker and any and all endorsers and guarantors of this Note waive presentment for payment, notice of nonpayment, notice of intent to accelerate and notice of acceleration, protest, notice of protest, notice of dishonor or nonpayment, bringing of suit, diligence in taking any action to collect amounts called for hereunder or enforcing any of the security hereof, and agree to any substitution, exchange or release of any of such security or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment by them of this Note, to first institute suit or exhaust its remedies against any maker or others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them and hereby bind themselves, jointly and severally for the payment hereof of principal and interest, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any lien at any time existing as security for any amount called for hereunder.

     6. CHOICE OF LAW. THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN AND IS INTENDED TO BE PERFORMED IN THE STATE OF MISSISSIPPI, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF SUCH STATE.

     IN WITNESS WHEREOF, the Maker has caused this Note to be issued this
day of                , 2000.

                              HIGH ROAD ACQUISITION CORP.


                              By: ____________________________________
                              Name:
                              Title:

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